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[LETTERHEAD]


April 29, 1998



Board of Directors
Lexmark International Group, Inc.
Lexmark International, Inc.                                            Exhibit 5
One Lexmark Centre Drive
Lexington, Kentucky 40550


                         LEXMARK INTERNATIONAl, INC.
                      LEXMARK INTERNATIONAl GROUP, INC.
                     REGISTRATION STATEMENT ON FORM S-3


Dear Sirs:

I have acted as counsel to Lexmark International Group, Inc. ("LIG"), and Lexmark International, Inc. ("LII"), each a Delaware corporation (together the "Registrant") in connection with a joint Registration Statement on Form S-3 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to $150,000,000 aggregate principal amount of securities consisting of Senior Notes (the "Notes") of LII, fully and unconditionally guaranteed by LIG (the Notes, together with such guarantee, the "Securities"), to be issued pursuant to an indenture (the "Indenture") to be executed by and among LIG, LII and The Bank of New York, as Trustee.

In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the opinion that the Securities have been duly authorized and (upon execution and delivery of the Indenture and execution and authentication of the Securities in accordance with the Indenture and delivery of the Securities to the purchasers thereof against payment therefor) will be legal, valid and binding obligations of LII and LIG, respectively, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally and that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought.


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Board of Directors
April 29, 1998
Page Two


I hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Registration Statement and to the reference to me under the caption "Validity of the Notes and Guarantee" in the Prospectus forming a part thereof. In giving such consent, I do not thereby concede that I am within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


Very truly yours,


/s/ Vincent J. Cole
Vincent J. Cole